Exhibit 3.40

Corporations Section P.O.Box 13697 Austin, Texas 78711-3697 Office of the Secretary of State CERTIFICATE OF FILING OF ENSCO Asia Company LLC File Number: 801250254 Hope Andrade Secretary of State The undersigned, as Secretary of State of Texas, hereby certifies that a Certificate of Formation for the above named Domestic Limited Liability Company (LLC) has been received in this office and has been found to conform to the applicable provisions of law. ACCORDINGLY, the undersigned, as Secretary of State, and by virtue of the authority vested in the secretary by law, hereby issues this certificate evidencing filing effective on the date shown below. The issuance of this certificate does not authorize the use of a name in this state in violation of the rights of another under the federal Trademark Act of 1946, the Texas trademark law, the Assumed Business or Professional Name Act, or the common law. Dated: 03/29/2010 Effective: 03/29/2010 Phone: (512) 463-5555 Prepared by: Virginia Tobias Hope Andrade Secretary of State Come visit us on the internet at http://www.sos.state.tx.us/ Fax: (512) 463-5709 Dial: 7-1-1 for Relay Services TID: 10306 Document: 301479120001

Form 205
(Revised 12/09)

Submit in duplicate to:
Secretary of State
P.O. Box 13697
Austin, TX 78711-3697
512 463-5555
FAX: 512 463-5709
Filing Fee: $300

THE STATE OF TEXAS

Certificate of Formation
Limited Liability Company

This space reserved for office use.

FILED
In the Office of the
Secretary of State of Texas
MAR 29 2010
Corporations Section

Article 1 – Entity Name and Type

The filing entity being formed is a limited liability company. The name of the entity is:

ENSCO Asia Company LLC

The name must contain the words "limited liability company," "limited company," or an abbreviation of one of these phrases.

Article 2 – Registered Agent and Registered Office

(See instructions. Select and complete either A or B and complete C.)

☒ A. The initial registered agent is an organization (cannot be entity named above) by the name of:

The Corporation Trust Company

OR

☐ B. The initial registered agent is an individual resident of the state whose name is set forth below:

First Name	*M.I.*	*Last Name*	*Suffix*

C. The business address of the registered agent and the registered office address is:

350 N. St. Paul Street	Dallas	TX	75201
Street Address	*City*	*State*	*Zip Code*

Article 3—Governing Authority

(Select and complete either A or B and provide the name and address of each governing person.)

☒ A. The limited liability company will have managers. The name and address of each initial manager are set forth below.

☐ B. The limited liability company will not have managers. The company will be governed by its members, and the name and address of each initial member are set forth below.

NAME AND ADDRESS OF GOVERNING PERSON (Enter the name of either an individual or an organization, but not both.)

IF INDIVIDUAL

David	A.	Armour	
First Name	*M.I.*	*Last Name*	*Suffix*

OR

IF ORGANIZATION

Organization Name

500 N. Akard, Suite 4300	Dallas	TX	USA	75201
Street or Mailing Address	*City*	*State*	*Country*	*Zip Code*

Form 205

4

NAME AND ADDRESS OF GOVERNING PERSON (Enter the name of either an individual or an oo:anization, but not both.) IF INDIVIDUAL Dean A. Kewish First Name Ml. Last Name Suffix OR IF ORGANIZATION Organization Name 'iOO N A h,·rl S11itP. 41nn D~llas TX TTSA 75201 Street or Mai/inf! Address Citv State Countrv Zio Code NAME AND ADDRESS OF GOVERNING PERSON (Enter the name of either an individual or an organization, but nor both.) IF INDIVIDUAL Tom L. Rhoades First Name MI. Last Name Suffix OR IF ORGANIZATION Organization Name 500 N. Akard Suite 4300 Dallas TX USA 75201 Street or Mailin2 Address Citv State Country Zip Code Article 4 - Purpose The purpose for which the company is formed is for the transaction of any and all lawful purposes for which a limited liability company may be organized under the Texas Business Organizations Code. Supplemental Provisions/Information Text Area: rThe attached addendum, if any, is incoroorated herein bv reference.l This entity is hereby formed pursuant to a Plan of Conversion, a copy of which is attached hereto as Addendum 1. The converting entities name is ENSCO Asia Company, with a business address of 500 N. Akard Street, Suite 4300, Dallas, Texas 75201-3331. ENSCO Asia Company was formed as a corporation on November 2l, 1974 in the jurisdiction of Texas. Form 205 5

Organizer The name and address of the organizer: Tom L.Rhoades Name 500 N. Akard St., Suite 4300 Dallas TX 75201-3331 Street or Mailing Address City State Zip Code Effectiveness of Filing (Select either A, B, or C.) A. ~ This document becomes effective when the document is filed by the secretary of state. B. D This document becomes effective at a later date, which is not more than ninety (90) days from the date of signing. The delayed effective date is: C. D This document takes effect upon the occurrence of the future event or fact, other than the passage of time. The 90th day after the date of signing is: I The following event or fact will cause the document to take effect in the manner described below: Execution The undersigned affirms that the person designated as registered agent has consented to the appointment. The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument and certifies under penalty of perjury that the undersigned is authorized to execute the filing instrument. Date: z,,-f /11Ar?&t CO/Q Signature of organizer Tom L. Rhoades, Vice President & Treasurer Printed or typed name of organizer Form 205 6